"PMEHK" Proactive Medicare Enterprise (Hong Kong) Limited

"IPMCHH" The International Peace Maternity and Child Health Hospital (中國福利會國際和平婦幼保健院)

Agreement between PMEHK & IPMCHH (Signed on 21 March 2003)

1. **The VIP Birthing Centre on the 6/F of IPMCHH**

A. The construction of the VIP Birthing Centre has been completed in September 2002 and the Centre has been in operation since October 2002. To strengthen the management of the centre and to enhance the quality of the service, PMEHK & IPMCHH has mutually agreed:

1. PMEHK & Johns Hopkins Hospital will remain as the management and medical consultant of the VIP Birthing Centre at IPMCHH. They will organize and coordinate training(s) for the designated staff of IPMCHH and provide IPMCHH with information of major international medical seminars & conferences. They will conduct a comprehensive diagnosis and examination and issue an independent report for the patients (both mother and new-born baby) at the VIP Birthing Centre. PMEHK & JHI will send experts to IPMCHH to provide on-site training.

2. The design, fixture, materials and construction of the VIP Birthing centre undertaken by PMEHK will be transferred to IPMCHH free of charge.

3. IPMCHH will use the facilities and equipment (free of charge) such as obstetric delivery bed, maternal bed and baby bed imported by PMEHK. They are still under the ownership of PMEHK.

B. The VIP Birthing Centre will have an independent financial account. IMPCHH will reimburse PMEHK Renminbi One Hundred Thousand (RMB100,000.00) as the consultancy fee and this amount will partially cover the travel expense of the medical experts.

UPGM will assist IPMCHH in getting new customers in order to increase the revenue of the VIP birthing centre. If the monthly income of the Centre is between Renminbi five hundred thousand (RMB500,000.00) and Renminbi one million (RMB1,000,000.00), IPMCHH will pay PMEHK Renminbi fifty thousand (RMB50,000.00) to Renminbi four hundred thousand (RMB400,000.00) as gratuity. Details will be listed separately. If the monthly income exceeds Renminbi one million (RMB1,000,000.00), the amount of gratuity will be discussed and agreed to.

## 2. Establishing a JV Hospital Management Company

A. IPMCHH and PMEHK agree to establish a JV Hospital Management Company "Shanghai International Peace JH Proactive Medical Management Company Ltd." (The Management Company).

B. The services provided by the management company include management services of the maternal and child health hospital, consultancy services in the design and quality management of new hospital, providing hospital management training, and developing management software, providing special facilities and equipment.

C. The address of the Hospital Management Company is {please provide address in English}.

D. Preparation of registration of the hospital management company is carried out by IPMCHH.

## 3. Establishing a laboratory in gynecology and obstetrics

PMEHK, in collaboration with JHI, agrees to develop a world class laboratory in gynecology and obstetrics. IPMCHH will provide space (the building), UPMB and JHI will donate facilities and equipment required. Details will be discussed separately and the business model will be established.

Appendix I

According to the actual situation of the Centre, PMEHK will receive the actual consultancy fee:

1) Monthly income - Facilities - Special charges for 6/F - Medicine = Basic amount.

2) The actual amount is listed in Appendix II

Appendix II

The calculation of the consultancy fee is as follows:

| Gross Income of the Birthing Centre | % of the revenue received by PMGH | Not less than | Actual amount received by PMGH |
|---|---|---|---|
| RMB | | RMB | RMB |
| 600,000 or below | Not Applicable | | =100,000 |
| 600,001 - 700,000 | 95% of the portion > RMB600,000 | 100,000 | 100,000 - 195,000 |
| 700,001 - 800,000 | 90% of the portion > RMB600,000 | 195,000 | 195,000 - 280,000 |
| 800,001 - 900,000 | 85% of the portion > RMB600,000 | 280,000 | 280,000 - 355,000 |
| 900,001 - 1,000,000 | 80% of the portion > RMB600,000 | 355,000 | 355,000 - 420,000 |
| 1,000,000 - 1,250,000 | 75% of the portion > RMB600,000 | 420,000 | 420,000 - 587,000 |
| 1,250,001 - 1,500,000 | 70% of the portion > RMB600,000 | 587,000 | 587,000 - 730,000 |